Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ameriprise Advisor Group Deferred Compensation Plan of our reports dated March 2, 2009, with respect to the consolidated financial statements and schedule of Ameriprise Financial, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of Ameriprise Financial, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

May 4, 2009